UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Charif Souki’s U.K. Assignment Letter. On June 30, 2009, the independent directors of the Board of Directors of Cheniere Energy, Inc. (the “Company”) approved a U.K. Assignment Letter on behalf of the Company and Cheniere Supply & Marketing, Inc. (“Cheniere Supply & Marketing”), a wholly-owned subsidiary of the Company, for Charif Souki. Mr. Souki serves as Chairman, Chief Executive Officer and President of the Company and will retain such positions with the Company. Pursuant to the U.K. Assignment Letter, a portion of Mr. Souki’s time will be spent in London commencing July 1, 2009. The assignment is expected to last one year but may be extended for additional twelve-month periods not to exceed a total of three years. The assignment is anticipated to enhance Mr. Souki’s ability to conduct domestic and international operations on behalf of the Company and Cheniere Supply & Marketing more efficiently from a time and cost perspective. During the assignment, Mr. Souki will spend a portion of his time traveling internationally in order to assist Cheniere Supply & Marketing in pursuing long-term arrangements to secure LNG supply. Mr. Souki will be paid on a dual payroll basis whereby he will be paid in both the U.S. and the U.K. The amount of Mr. Souki’s existing annual base salary anticipated to be allocated to his assignment in the U.K. is $216,000 and will be converted to British Pounds Sterling paid on a monthly basis through the Company’s U.K. payroll. During the assignment, Mr. Souki will receive an annual allowance for temporary living arrangements in the U.K. in the amount of £122,000 (the “U.K. Allowance”). The U.K. Allowance will be paid in twelve equal monthly installments and will not be included in his base salary for purposes of determining annual bonus awards. If the assignment is extended, the amount of the U.K. Allowance will be reviewed annually by the Compensation Committee to determine if adjustments need to be made based on inflation. The Company will be responsible for direct payment of a finder’s fee for living arrangements in the U.K. up to a maximum of £10,000 and all fees, including reasonable legal fees, for preparation and obtainment of the proper work clearances in the U.K. Mr. Souki will be responsible for the payment of his individual tax liabilities in both the U.S. and the U.K. and for filing all necessary tax returns. The foregoing description of Mr. Souki’s U.K. Assignment Letter is qualified in its entirety by the actual letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits (filed herewith)

Exhibit Number	Description
10.1	Charif Souki’s U.K. Assignment Letter effective July 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: July 2, 2009	By:	/s/ Meg A. Gentle
	Name:	Meg A. Gentle
	Title:	Senior Vice President and Chief Financial Officer